UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2017 (April 3, 2017)

THE PROGRESSIVE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio	44143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 440-461-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 3, 2017, The Progressive Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein (the “Underwriters”), in connection with the offer and sale of $850 million aggregate principal amount of the Company’s 4.125% Senior Notes due 2047 (the “Notes”). The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by the Company and each of the Underwriters against certain liabilities arising out of or in connection with the sale of the Notes. The Underwriting Agreement is being filed as Exhibit 1.1 to this Current Report on Form 8-K.

The Notes will be issued pursuant to an Indenture dated as of September 15, 1993, as supplemented and amended to date (the “Indenture”), between the Company and U.S. Bank National Association, as trustee, including, without limitation, a Tenth Supplemental Indenture (the “Tenth Supplemental Indenture”) to be entered into and dated as of April 6, 2017. The form of Tenth Supplemental Indenture and the form of Note are being filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

The net proceeds of the offering are estimated to be $841.1 million, after giving effect to underwriting discounts and commissions and estimated expenses of the offering. The offering of the Notes is registered pursuant to an automatic shelf registration statement on Form S-3 (SEC File No. 333-217108) filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 3, 2017 (the “Registration Statement”), which became immediately effective upon filing, and a related Prospectus Supplement dated April 3, 2017 (the “Prospectus Supplement”).

The Notes will bear interest at the rate of 4.125% per annum. Interest on the Notes will be payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2017. The Notes will mature on April 15, 2047. Further information concerning the Notes and related matters is set forth in the Prospectus Supplement and the related Prospectus that was filed as part of the Registration Statement, and in the form of Tenth Supplemental Indenture and the form of Note attached hereto.

Baker & Hostetler LLP, counsel to the Company, has issued an opinion to the Company, dated April 3, 2017, regarding the Notes. A copy of the opinion is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

The documents filed herewith are incorporated by reference into the Company’s Registration Statement on Form S-3, File Number 333-217108.

(d) Exhibits

1.1	Underwriting Agreement, dated as of April 3, 2017, between The Progressive Corporation, on the one hand, and Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein, on the other hand.

4.1	Form of Tenth Supplemental Indenture between The Progressive Corporation and U.S. Bank National Association, as trustee

4.2	Form of 4.125% Senior Note due 2047

5.1	Legal Opinion of Baker & Hostetler LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2017

THE PROGRESSIVE CORPORATION

By:	/s/ Jeffrey W. Basch
	Name:	Jeffrey W. Basch
	Title:	Vice President and Chief Accounting Officer

EXHIBIT INDEX

1.1	Underwriting Agreement, dated as of April 3, 2017, between The Progressive Corporation, on the one hand, and Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein, on the other hand.

4.1	Form of Tenth Supplemental Indenture between The Progressive Corporation and U.S. Bank National Association, as trustee

4.2	Form of 4.125% Senior Note due 2047

5.1	Legal Opinion of Baker & Hostetler LLP